Exhibit 32.1

CERTIFICATION OF ANNUAL REPORT ON FORM 10-K

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-K of MediaNet Group Technologies, Inc. (the “Company”) for the fiscal year ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies that, to his knowledge:

the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ MICHAEL HANSEN

Michael Hansen
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 30, 2011

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-K of MediaNet Group Technologies, Inc. (the “Company”) for the fiscal year ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies that, to his knowledge:

             the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report

/s/ MARK MROCZKOWSKI

Mark Mroczkowski
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: March 30, 2011